                                                                      EXHIBIT 11


                             J. RAY MCDERMOTT, S.A.
                            CALCULATION OF EARNINGS
                     PER COMMON AND COMMON EQUIVALENT SHARE

              (In thousands, except shares and per share amounts)

                           PRIMARY AND FULLY DILUTED


                                                                    THREE                  NINE
                                                                 MONTHS ENDED           MONTHS ENDED
                                                                 12/31/95 (2)           12/31/95 (2)
                                                                 ------------           ------------
Net income                                                      $        6,110         $      18,476

Less dividend requirements of preferred stocks,
  Series A and B                                                        (1,797)               (5,911)
----------------------------------------------------------------------------------------------------

Net income for primary computation                              $        4,313         $      12,565
====================================================================================================

Weighted average number of common
  shares outstanding during the period                              39,991,811            39,271,000

Common stock equivalents of stock options
   based on "treasury stock" method                                    306,301               467,798
----------------------------------------------------------------------------------------------------

Weighted average number of common
  and common equivalent shares
  outstanding during the period                                     40,298,112            39,738,798
====================================================================================================

Earnings per common and
    common equivalent share: (1)                                $         0.11         $        0.32
====================================================================================================



(1) Earnings per common and common equivalent share assuming full dilution are the same for the period presented.

(2) Earnings per share are not presented for the three and nine months ended December 31, 1994 because JRM was not a separate entity with its own capital structure for those periods.